Exhibit 99.1

TILRAY BRANDS ANNOUNCES DEFINITIVE AGREEMENT WITH HEXO CORP. RELATED TO HEXO’S SENIOR SECURED CONVERTIBLE NOTE

— Canada’s Top Two Cannabis Market Leaders to Join Forces, Strengthening Operations and Unlocking up to US$80 Million of Shared Cost Synergies —

— Strategic Alliance Establishes Collaboration Agreement for Product Innovation, Including Optimizing Cannabis 2.0 Categories (Pre-Rolls, Beverages and Edibles), as well as Cannabis 3.0 Wellness Products —

LEAMINGTON, ON – April 12, 2022 — Tilray Brands, Inc. (“Tilray Brands” or the “Company”) (Nasdaq | TSX: TLRY), a leading global cannabis-lifestyle and consumer packaged goods company inspiring and empowering the worldwide community to live their very best life, today announced that the Company has signed a definitive agreement for a commercial and financial partnership with HEXO Corp. (“HEXO”) (Nasdaq | TSX: HEXO). As initially announced on March 3, 2022, the partnership will bring together Canada’s top two cannabis market share leaders, strengthening their respective operationsoperations and setting the stage for production efficiencies, which are expected to yield increased productivity and other efficiencies amid intensely-competitive market dynamics.

Under the terms of the agreement, and subject to the satisfactory completion of certain closing conditions, Tilray Brands will acquire 100% of the remaining US$193 million outstanding principal balance of the senior secured convertible note (“Note”) that were issued by HEXO and held by funds affiliated with HT Investments MA LLC (“HTI”) (“Transaction”). The Note includes conversion rights at a price of C$0.85 per HEXO Share, which would allow Tilray Brands to acquire a significant equity ownership position in HEXO and participate directly in its considerable growth opportunities.

Irwin D. Simon, Tilray Brands’ Chairman and CEO, said, “We know that winning in Canada means a relentless focus on product innovation and operational excellence. The agreement with HEXO delivers on both fronts as it facilitates collaboration, the sharing of best-practices, and yields quantifiable operating efficiencies between two companies with unparalleled global cannabis expertise. In addition, the timing is right given HEXO’s progress executing its operational turnaround plan that could deliver tangible value to Tilray Brands shareholders upon equity conversion of our investment. We look forward to working with HEXO to deliver on the promise and the potential of this partnership for our shareholders, consumers, and employees.”

As previously announced, the strategic alliance between Tilray Brands and HEXO, the final terms of which are subject to negotiation and execution of the commercial agreements described below, is expected to provide several financial and commercial benefits, including:

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Accretion and Flexibility: the acquisition of the Note by Tilray Brands is expected to be immediately accretive to the Company. The agreement provides that HEXO will pay Tilray Brands an annual fee of US$18 million for advisory services with respect of cultivation, operations, and production matters. The terms of the Note, as amended, provide that the Note shall bear interest at a rate of 5% per annum, beginning on the date of Transaction closing. In addition, Tilray Brands shall have the flexibility to either be paid the principal amount of the Note plus any accrued interest and payment-in-kind upon the maturity of the Note or, prior to maturity, convert such amount into a substantial ownership position in HEXO.

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Substantial Synergies: the strategic alliance between Tilray Brands and HEXO is expected to deliver up to US$80 million of cost synergies and other efficiencies within two years of the completion of the Transaction, which will be shared equally subject to certain agreed upon adjustments. Both companies have been working collaboratively together to evaluate cost saving synergies as well as other production efficiencies, including with respect to cultivation and processing services, certain Cannabis 2.0 products, including pre-rolls, beverages and edibles, as well as shared services and procurement.

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Strengthening Product Innovation for International Markets: Tilray Brands and HEXO would bring together industry leading expertise in the global cannabis industry, including cannabis cultivation, product innovation, brand building, and distribution. Leveraging both companies’ commitments to innovation and operational efficiencies, both companies will share their respective expertise and know-how to capitalize on opportunities for growth through a broadened product offering and accelerated CPG innovation.

Upon closing, Tilray Brands will nominate Denise Faltischek, Chief Strategy Officer and Head of International, to the HEXO Board of Directors (“Board”), in addition to appointing one Board observer.

Transaction Details

Under the terms of the agreement, and subject to the satisfaction of specific closing conditions, Tilray Brands would acquire 100% of the remaining US$193 million outstanding principal balance of the Note, all of which were originally issued by HEXO to HTI. As consideration for Tilray Brands’ acquisition of the Note, Tilray Brands will pay 95% of the then outstanding principal balance for the Note (“Purchase Price”), plus accrued and unpaid interest thereon. Until closing, HTI may continue to redeem the Note pursuant to its terms; however, in no event shall the outstanding principal balance of the Note, when ultimately purchased by Tilray Brands, be less than US$160 million.

Among the various agreed amendments to the Note, the initial conversion price shall be C$0.85 (subject to adjustments as set forth in the certificates for the Note and the indenture governing the Note) (“Conversion Price”), which implies that, as of April 11, 2022, Tilray Brands has the right to convert into approximately 35% of the HEXO Shares (on a basic basis). The Purchase Price shall be satisfied in cash, common shares of Tilray Brands (“Tilray Shares”), or a combination thereof, at Tilray Brands’ sole discretion.

HEXO will not receive any proceeds as a result of Tilray Brands’ purchase of the Note from HTI.

In connection with the Transaction, the parties shall amend and restate the existing Note to, among other things, (i) extend the maturity date by three (3) years, to May 1, 2026; (ii) provide for the revised interest amounts previously identified; and (iii) amend or eliminate certain affirmative and negative covenants, including as it relates to minimum liquidity and minimum EBITDA covenants. The Note will also provide Tilray Brands with subscription rights and top-up rights in respect of all future equity and debt issuances by HEXO following closing, other than in respect of certain customary exceptions.

Commercial Agreements

As part of the Transaction, Tilray Brands and HEXO have agreed to work together to finalize and enter into commercial agreements at closing of the Transaction on mutually agreeable terms covering the following key areas: (i) Tilray Brands will complete some production and processing as a third-party manufacturer of products for HEXO; (ii) HEXO will source cannabis products for international markets, excluding Canada and the U.S., exclusively from Tilray Brands; and (iii) HEXO and Tilray Brands will share certain costs on a 50/50 basis, including as it relates to facilities optimization activities, procurement, general and administrative costs (including insurance and certain shared services), as well as certain production and processing activities for straight-edge pre-rolls, edibles and beverages. The commercial agreements will also provide that HEXO pay Tilray Brands an annual fee of US$18 million for advisory services with respect to cultivation, operations and production matters.

Transaction Conditions

The Transaction is subject to customary closing conditions, including (i) completion of all required amendments to the terms of the Note; (ii) receipt of any necessary approvals from the Toronto Stock Exchange and the Nasdaq Stock Market LLC; (iii) receipt of all consents and approvals required by any regulatory authorities; (iv) receipt of shareholder approval from the HEXO shareholders; (v) no material adverse effect having occurred in respect of HEXO; (vi) Tilray Brands and Hexo having entered into the commercial agreements; (vii) Hexo having a cash balance as of closing of not less than US$100 million and (viii) HEXO using reasonable best efforts to cause a committed equity line to be made available to HEXO for up to C$180 million on terms acceptable to both HEXO and Tilray Brands.

Transaction Advisors

Canaccord Genuity Corp. is serving as financial advisor, and DLA Piper LLP is serving as legal counsel, to Tilray Brands.

Lazard is serving as financial advisor, and Norton Rose Fulbright Canada LLP is serving as legal counsel, to HEXO.

About Tilray Brands

Tilray Brands, Inc. (Nasdaq: TLRY; TSX: TLRY), is a leading global cannabis-lifestyle and consumer packaged goods company with operations in Canada, the United States, Europe, Australia, and Latin America that is changing people's lives for the better – one person at a time. Tilray Brands delivers on this mission by inspiring and empowering the worldwide community to live their very best life and providing access to products that meet the needs of their mind, body, and soul while invoking wellbeing. Patients and consumers trust Tilray Brands to deliver a cultivated experience and health and wellbeing through high-quality, differentiated brands and innovative products. A pioneer in cannabis research, cultivation, and distribution, Tilray Brands’ unprecedented production platform supports over 20 brands in over 20 countries, including comprehensive cannabis offerings, hemp-based foods, and craft beverages.

For more information on how we open a world of wellbeing, visit www.Tilray.com @Tilray

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this communication that are not historical facts constitute forward-looking information or forward-looking statements (together, “forward-looking statements”) under Canadian securities laws and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be subject to the “safe harbor” created by those sections and other applicable laws. Forward-looking statements can be identified by words such as “forecast,” “future,” “should,” “could,” “enable,” “potential,” “contemplate,” “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “project,” “will,” “would” and the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Certain material factors, estimates, goals, projections or assumptions were used in drawing the conclusions contained in the forward-looking statements throughout this communication. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the Company’s successful closing of theTransaction as well as the satisfaction of the Transaction conditions generally; expected production efficiencies and potential cost saving synergies resulting from the Transaction and agreed commercial arrangements; and the Company’s ability to commercialize new and innovative products. Many factors could cause actual results, performance or achievement to be materially different from any forward-looking statements, and other risks and uncertainties not presently known to the Company or that the Company deems immaterial could also cause actual results or events to differ materially from those expressed in the forward-looking statements contained herein. For a more detailed discussion of these risks and other factors, see the most recently filed annual information form of Tilray and the Annual Report on Form 10-K (and other periodic reports filed with the SEC) of Tilray made with the SEC and available on EDGAR. The forward-looking statements included in this communication are made as of the date of this communication and the Company does not undertake any obligation to publicly update such forward-looking statements to reflect new information, subsequent events or otherwise unless required by applicable securities laws.

For further information:

Tilray Brands
Media: Berrin Noorata, news@tilray.com
Investors: Raphael Gross, +1-203-682-8253, Raphael.Gross@icrinc.com